FRANCOR FINANCIAL, INC.
                             189 West Market Street
                                  P.O. Box 588
                              Wabash, Indiana 46992

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jerry M. Ault, Robert R. Halderman, and Charles
R. Tiede, and each of them, proxies of the undersigned, with full power of substitution and re-substitution, to represent and vote all shares of common stock of Francor Financial, Inc. which the undersigned would be entitled to vote at the special meeting of shareholders of Francor Financial, Inc. to be held at the Wabash Inn, located at 1950 State Highway 15 South, Wabash, Indiana 46992, on __________, ________, 2001, at _:__ _.m. local time, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present, as set forth below.

The Board of Directors of Francor Financial, Inc. recommends a vote FOR approval of the Agreement of Reorganization and Merger dated February 8, 2001, by and between First Merchants Corporation and Francor Financial, Inc. pursuant to which Francor Financial, Inc. will merge with and into First Merchants Corporation, and Frances Slocum Bank & Trust Company will become a wholly-owned subsidiary of First Merchants Corporation.

     1.   Approval of the Agreement of Reorganization and Merger:

          ________ FOR            _______ AGAINST         ________ ABSTAIN

     2. In their discretion, on such other matters as may properly be presented at the special meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT OF REORGANIZATION AND MERGER. ON ANY OTHER MATTERS THAT MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF FRANCOR FINANCIAL, INC.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Dated: ______________, 2001.

                                           _____________________________________
                                           (SIGNATURE OF SHAREHOLDER)


                                           _____________________________________
                                           (SIGNATURE OF SHAREHOLDER)

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN.

                                    Ex. 99-1